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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT JULY 18, 2001                     COMMISSION FILE NUMBER  1-5805
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                             J.P. MORGAN CHASE & CO.
                             -----------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




               DELAWARE                                         13-2624428
     -------------------------------                        ------------------
    (STATE OR OTHER JURISDICTION OF                         (IRS EMPLOYER
    INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NO.)



     270 PARK AVENUE, NEW YORK, NEW YORK                           10017
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    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)



         REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE  (212) 270-6000
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Item 5. Other Events

     J.P. Morgan Chase & Co. (NYSE: JPM) announced second quarter 2001 operating earnings per share of $0.33, compared with $0.70 in the first quarter of 2001 and $0.89 in the second quarter of 2000. Operating income was $690 million in the 2001 second quarter compared to $1,436 million in the first quarter of 2001 and $1,757 million one year ago. Reported net income, which includes merger and restructuring costs, was $378 million, or $0.18 per share, in the second quarter of 2001. This compares with $1,199 million, or $0.58 per share, in the first quarter of 2001 and $1,633 million, or $0.83 per share, in the second quarter of 2000.

     This presentation contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of JPMorgan Chase's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These uncertainties include: the risk of adverse movements or volatility in the debt and equity securities markets or in interest or foreign exchange rates or indices; the risk of adverse impacts from an economic downturn; the risk of a downturn in domestic or foreign securities and trading conditions or markets; the risks involved in deal completion including an adverse development affecting a customer or the inability by a customer to receive a regulatory approval; the risks associated with increased competition; the risks associated with unfavorable political and diplomatic developments in foreign markets or adverse changes in domestic or foreign governmental or regulatory policies; the risk that the merger integration will not be successful or that the revenue synergies and cost savings anticipated from the merger may not be fully realized or may take longer to realize than expected; the risk that the integration process may result in the disruption of ongoing business or in the loss of key employees or may adversely affect relationships with employees, clients or suppliers; the risk that the credit, market, liquidity, and operational risks associated with the various businesses of JPMorgan Chase are not successfully managed; or other factors affecting operational plans. Additional factors that could cause JPMorgan Chase's results to differ materially from those described in the forward-looking statements can be found in the 2000 Annual Report on Form 10-K of J.P. Morgan Chase & Co., filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission's internet site (http://www.sec.gov).


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                                    SIGNATURE





Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                              J.P. MORGAN CHASE & CO.
                                              -----------------------
                                                   (Registrant)







   Date       July 18, 2001                   By   /s/ Joseph L. Sclafani
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                                                      Joseph L. Sclafani

                                                  Executive Vice President
                                                        and Controller
                                                  [Principal Accounting Officer]



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                                  EXHIBIT INDEX



 Exhibit No.                       Description                         Page
 -----------                       -----------                         ----
    12 (a)     Computation of Ratio of Earnings to Fixed Charges         5

    12 (b)     Computation of Ratio of Earnings to Fixed Charges         6
               and Preferred Stock Dividend Requirements

     99.1      Press Release - 2001 Second Quarter Earnings              7



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